UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2025

Mural Oncology plc

(Exact name of Registrant as Specified in Its Charter)

Ireland	001-41837	98-1748617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Earlsfort Terrace Dublin 2, D02 T380, Ireland	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +353- 1-905-8020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01	MURA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 25, 2025, Mural Oncology plc (the “Company”) announced that the ARTISTRY-7 phase 3 trial of nemvaleukin alfa in combination with Merck’s (known as MSD outside the US and Canada) anti-PD-1 therapy, KEYTRUDA® (“pembrolizumab”), versus investigator’s choice chemotherapy in patients with platinum-resistant ovarian cancer (“PROC”) will not continue to final analysis and the Company will cease development of nemvaleukin for PROC. In the pre-specified interim analysis conducted by the independent data monitoring committee, nemvaleukin in combination with pembrolizumab did not achieve a statistically significant improvement in overall survival versus investigator’s choice chemotherapy alone and the Company believes the study is highly unlikely to achieve success at the final analysis. Median overall survival was 10.1 months for patients treated with nemvaleukin in combination with pembrolizumab and 9.8 months for patients treated with investigator’s choice chemotherapy (hazard ratio: 0.98).

Nemvaleukin has a well characterized and favorable safety profile, both as a monotherapy and in combination with pembrolizumab, with over 800 patients treated across the broader clinical program. In the interim analysis of ARTISTRY-7, the safety profile was generally consistent with previously reported data.

Nemvaleukin is currently being evaluated in a potentially registrational, phase 2 trial, ARTISTRY-6, cohort 2 in mucosal melanoma, with a topline data readout expected in the second quarter of 2025. Preliminary data readouts for less-frequent intravenous dosing of nemvaleukin in patients with cutaneous melanoma are expected in the second quarter of 2025 for cohort 3 of ARTISTRY-6 (monotherapy) and the second half of 2025 for cohort 4 of ARTISTRY-6 (combination therapy), subject to patient enrollment.

ARTISTRY-7 is a phase 3 trial comparing nemvaleukin in combination with pembrolizumab vs. investigator choice single agent chemotherapy in patients with platinum-resistant epithelial ovarian, fallopian tube, or primary peritoneal cancer, with a primary endpoint of overall survival. This four-arm trial also contains two smaller single agent arms, a pembrolizumab and a nemvaleukin arm, to assess contribution of components. A total of 456 patients were enrolled over the four arms of the trial in an approximate 3:1:1:3 randomization. Only arms 1 (nemvaleukin in combination with pembrolizumab) and 4 (investigator’s choice chemotherapy) were designed to be assessed for statistical comparisons. The pre-specified interim analysis was conducted at 77% of events (219 events) needed for the final analysis.

Forward Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: the Company’s pipeline and development programs, including the expected timing of data readouts from the ARTISTRY-6 trial, the potential of the Company’s product candidates and programs to address unmet medical needs, the continued progress of the Company’s pipeline and programs, and the sufficiency of the Company’s cash resources for the period anticipated. Any forward-looking statements in this Current Report are based on the Company’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include, among others, the inherent risks and uncertainties associated with competitive developments, preclinical development, clinical trials, recruitment of patients, product development activities and regulatory approval requirements; that preclinical or interim results and data from ongoing clinical studies of the Company’s cytokine programs and product candidates may not be predictive of future or final results from such studies, results of future clinical studies or real-world results; future clinical trials or future stages of ongoing clinical trials may not be initiated or completed on time or at all; the Company’s product candidates, including nemvaleukin, could be shown to be unsafe or ineffective; changes in the cost, scope and duration of development activities; the U.S. Food and Drug Administration may make adverse decisions regarding the Company’s product candidates; and those other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in subsequent filings the Company may make with the SEC. All forward-looking statements contained in this Current Report speak only as of the date of this Current Report. The Company anticipates that subsequent events and developments will cause its views to change. However, the Company undertakes no obligation to update such forward-looking statements to reflect events that occur or circumstances that exist after the date of this Current Report, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mural Oncology plc

Dated: March 25, 2025	By:	/s/ Maiken Keson-Brookes
	Name:	Maiken Keson-Brookes
	Title:	Chief Legal Officer